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OPTION AGREEMENT

(Tambor Property - Guatemala)

Dated for reference December 1, 2004

BETWEEN:

RADIUS GOLD INC., a corporation duly amalgamated pursuant to the laws of British Columbia and having an office at 830-355 Burrard Street, Vancouver, BC  V6C 2G8

(the “Optionor”)

AND:

EXPLORACIONES MINERAS DE GUATEMALA SOCIEDAD ANONIMA, a corporation duly incorporated pursuant to the laws of Guatemala and having an office at 19 Av. 0-03, Zona 15, Vista Hermosa II, Guatemala City, Guatemala

(the "Optionor Sub-Exmingua”)

AND:

WELTERN RESOURCES CORP., a corporation duly incorporated pursuant to the laws of Panama and having an office at Apartado Postal 0832-0886, W.T.C. Panama City, Panama

(the "Optionor Sub Weltern”)

AND:

FORTUNA VENTURES INC., a corporation duly incorporated pursuant to the laws of British Columbia and having an office at 24549-53rd Avenue, Langley, B.C.  V2Z 1H6

(the "Optionee”)

WHEREAS:

A.

Pursuant to an Option Agreement dated November 21, 2000, as amended October 4, 2001 (the “Underlying Geominas and Quimicos Option Agreement”) between Optionor Sub-Exmingua and Geominas Sociedad Anonima and Quimicos Sociedad Anonima, the Optionor indirectly acquired a 100% interest (subject to a 2.5% net smelter returns royalty payable to Quimicos Sociedad Anonima and Geominas Sociedad Anonima) (the “Underlying “G&Q Royalty”) in five Concessions, the Unidad Tipo, the Santa Margarita, Tizate, El Injerto and Carlos Antonio concessions, all of which are located in central Guatemala, Central America, as more particularly described in Schedule “A-1” (the “Underlying G&Q Concessions”);

B.

Pursuant to an agreement dated November 19, 2003, the Optionor and Optionor Sub-Weltern purchased all of the interest of Orogen Holding (BVI) Limited (“Orogen”) in the Exploration Lease and Option To Purchase Agreement dated May 7, 2002 between Entre Mares De Guatemala, S.A., (“Entre Mares”) as lessor, and Optionor Sub-Weltern and Orogen Holding (BVI) Limited (“Orogen”) together as lessee;

C.

Pursuant to the terms of the Exploration Lease and Option To Purchase Agreement between Entre Mares as lessor and Optionor Sub-Weltern and Orogen together as lessee and as amended by agreement dated October 14, 2004 between Entre Mares and Optionor Sub-Weltern (together the “Underlying Entre Mares Option Agreement”) Sub-Weltern acquired an option to acquire 100% interest (subject to a 4% net smelter returns royalty payable to Entre Mares) (the “Underlying Entre Mares Royalty”) in the Progreso II to VII Concessions, all of which are located in central Guatemala, Central America, as more particularly described in Schedule “A-2” (the “Underlying Entre Mares Concessions”);

D.

The Optionor through its subsidiary, Optionor Sub-Exmingua, owns a 100% interest in certain concessions which were either purchased at arm’s length or were acquired by staking, all of which are located in Central Guatemala, central America, as more particularly described in Schedule “A-3” (the “Presently Owned Concessions”);

E.

Subject to the terms of the Underlying G&Q Option Agreement, the Optionor has exclusive possession of and the right to explore and mine the G&Q Concessions free and clear of all claims, liens or encumbrances, except the Q&C Royalty;

F.

Subject to the terms of the Underlying Entre Mares Option Agreement, the Optionor has exclusive possession of and the right to explore and mine the Underlying Entre Mares Concessions free and clear of all claims, liens or encumbrances, except the Entre Mares Royalty;

G.

The Optionor has exclusive possession of and the right to explore and mine the Presently Owned Concessions free and clear of all claims, liens or encumbrances, including free of any royalties; and

H.

The parties now wish to enter into an agreement whereby the Optionor, Optionor Sub-Exmingua and Optionor Sub-Weltern (together the “Optionors”) will grant an option to the Optionee to purchase 60% of the right, title and interest in and to the Property on the terms and conditions as hereinafter set forth;

THE PARTIES AGREE AS FOLLOWS:

1.

INTERPRETATION

1.1

In this Agreement:

(a)

“Area of Influence” has that meaning set out in Section 7.1;

(b)

“Back In Election Notice” has that meaning set out in Subsection 4.1(a);

(c)

“Back In Right” has that meaning set out in Section 4.1;

(d)

“Commercial Production” means the commercial exploitation of mineral products from the Property or any part as a mine subsequent to a production program, but does not include milling for the purpose of testing or milling by a pilot plant.  Commercial Production shall be deemed to have commenced:

(i)

if a plant is located on the Property, on the first day following the first period of 45 consecutive days during which mineral products have been produced from the  Property at an average rate not less than 80% of the initial design rated capacity of the facilities, or

(ii)

if no plant is located on the Property, on the first day of the month following the first period of 45 consecutive days during which mineral products have been shipped from the Property on a reasonably regular basis for the purpose of earning revenue

(e)

“Defaulting Party” has that meaning set out in Subsection 19.1;

(f)

"Dollars ($)" means legal currency of the United States;

(g)

“Exchange” means the TSX Venture Exchange;

(h)

“Intervening Event” has that meaning as set out in Subsection 23.1;

(i)

“Option” has that meaning set out in Subsection 3.1;

(j)

“Optionors” has that meaning set out in Recital H;

(k)

“Presently Owned Concessions” has that meaning set out in Recital “D”;

(l)

“Property” means the Underlying G&Q Concessions, the Underlying Entre Mares Concessions and the Presently Owned Concessions, including those exploration concessions and applications for exploration concessions set out in Schedules “A-1”, “A-2” and “A-3” of this Agreement and includes any mineral concessions covering any portion of the ground currently covered by the exploration concessions which may have been re-acquired by the Optionee or its successors, assigns or associates as a result of any of the concessions having been previously abandoned;

(m)

“Underlying Entre Mares Concessions” has that meaning set out in Recital “C”;

(n)

“Underlying Entre Mares Option Agreement” has that meaning set out in Recital “C”;

(o)

“Underlying Entre Mares Royalty” has that meaning set out in Recital “C”;

(p)

“Underlying G&Q Concessions” has that meaning set out in Recital “A”;

(q)

“Underlying G&Q Option” means the option contained in the Underlying Geominas and Quimicos Option Agreement;

(r)

“Underlying Geominas and Quimicos Option Agreement” has that meaning set out in Recital A; and

(s)

“Underlying “G&Q Royalty” has that meaning set out in Recital “A”.

2.

REPRESENTATIONS AND WARRANTIES

2.1

The Optionee represents and warrants to the Optionors that:

(a)

it is a body corporate duty incorporated, organized, amalgamated and validly subsisting under the laws of its jurisdiction of its amalgamation;

(b)

it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which the Optionor is a party or by which it is bound;

(d)

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto; and

(e)

the shares of the Optionee are listed on the Exchange.

2.2

The Optionors represent and warrant to the Optionee:

(a)

the Optionor is a corporation duly amalgamated and validly subsisting under the laws of British Columbia;

(b)

the Optionor Sub-Exmingua is a corporation duly incorporated and validly existing pursuant to the laws of Guatemala;

(c)

the Optionor Sub-Weltern is a corporation duly incorporated and validly existing pursuant to the laws of Panama;

(d)

the concessions forming the Property have been duly and validly located, staked and recorded, are accurately described in Schedule "A", are presently in good standing under the laws of the jurisdiction in which they are located and, except as set forth herein, are free and clear of all liens, charges and encumbrances;

(e)

the Underlying Geominas and Quimicos Option Agreement is in good standing and in full force and effect;

(f)

the Optionor Sub-Exmingua, pursuant to the terms of the Underlying Geominas and Quimicos Option Agreement has exercised the Underlying G&Q Option and, as a result, has acquired a 100% beneficial interest (subject to the Underlying G&Q Royalty) in the Underlying G&Q Concessions and, as of the date of this Agreement and as disclosed in Schedule A-1, registered title to two of the Underlying G&Q Concessions has been transferred to the Optionor Sub-Exmingua and transfer of the title to the other three concessions forming the Underlying G&Q Concessions is pending processing by the local authority;

(g)

the Optionor Sub-Exmingua has the exclusive right to enter into this Agreement and all necessary authority to dispose of a 60% interest in and to the Underlying G&Q Concessions in accordance with the terms of this Agreement;

(h)

the Optionor Sub-Weltern, pursuant to the terms of the Underlying Entre Mares Option Agreement acquired an option to acquire 100% interest (subject to a 4% net smelter returns royalty payable to Entre Mares) (defined above as the “Underlying Entre Mares Royalty”) in the Underlying Entre Mares Concessions;

(i)

the Optionor Sub-Weltern has the exclusive right to enter into this Agreement and all necessary authority to dispose of a 100% interest in and to the Underlying Entre Mares Concessions in accordance with the terms of this Agreement;

(j)

the Underlying Entre Mares Option Agreement is in good standing and in full force and effect;

(k)

in order to exercise the Underlying Entre Mares Option, the Optionor Sub-Weltern need only pay $250,000 US and need make any further payments, conduct any further exploration or do anything else of any kind whatsoever;

(l)

the Optionor Sub-Exmingua is the sole beneficial owner of 100% interest in the Present Underlying Concessions;

(m)

the Optionor Sub-Exmingua has the exclusive right to enter into this Agreement and all necessary authority to dispose of a 100% interest in and to the Presently Owned Concessions in accordance with the terms of this Agreement;

(n)

except as provided in this Agreement, no person, firm or corporation has any proprietary or possessory interest in the Property and no person is entitled to any royalty or other payment in the nature of rent or royalty on any diamonds, minerals, ores, metals or concentrates or any other such products removed from the Property, except the Underlying G&Q Royalty and the Underlying Entre Mares Royalty; and

(o)

except as described in this Agreement, there are no other outstanding agreements or options to acquire or purchase any interest or any right in or to the Property, and no person has any royalty or other interest whatsoever in the Property or any production there from except as referred to in herein and applicable government fees, taxes or charges.

2.3

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Property by the Optionee and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained in this Agreement.

3.

GRANT OF OPTION TO PURCHASE

3.1

Subject to Section 4.1 the Optionor hereby grants to the Optionee the exclusive and irrevocable option (the “Option”) to acquire, free of all liens, charges, encumbrances, claims or rights of others, except for the Underlying G&Q Royalty and the Underlying Entre Mares Royalty, an undivided 60% right, title and interest in and to the Property, exercisable by the Optionee:

(a)

paying to the Optionor $50,000 within 10 business days of the date of acceptance for filing of this Agreement by the Exchange ;

(b)

paying to the Optionor $50,000 within five business days of six months of the date of this Agreement, payable at the sole option of the Optionee either in cash or in shares at the deemed price being the average of the closing price of the shares of the Optionee for the 10 trading days prior to expiration of such six month period; and

(c)

incurring cumulative exploration expense of at least $4,000,000 on the Property by the fourth anniversary of the date of this Agreement, provided that at least $250,000 of exploration expense is incurred during each of year of the term the Option.

4.

BACK IN RIGHT

4.1

Subject to the Optionee having exercised the Option, the Optionee hereby grants to the Optionors the exclusive and irrevocable option (the “Back In Right”) to acquire, free of all liens, charges, encumbrances, claims or rights of others, except for the Underlying G&Q Royalty and the Underlying Entre Mares Royalty, an undivided 11% right, title and interest in and to the Property, exercisable by the Optionors as follows:

(a)

providing written notice to the Optionee within 60 days of the exercise of the Option by the Optionee, stating that the Optionors have elected to proceed to attempt to exercise the Back In Right (the “Back In Election Notice”); and

(b)

within three years from the date of the exercise of the Option by the Optionee, having incurred exploration expense of at least $4,000,000.

5.

EXERCISE OF OPTION AND EXERCISE OF BACK IN RIGHT

5.1

Upon the payment s set out in Subsection s 3.1(a) and (b) and the incurrence of exploration expense set out in Subsection 3.1( c ), the Option shall be exercised and the Optionee will, subject to the Underlying G&Q Royalty and the Underlying Entre Mares Royalty, own 60% of the right, title and interest in and to the Property, free and clear of all liens, charges and other encumbrances of any kind whatsoever.

5.2

Upon the delivery of the notice set out in Subsection 4.1(a) and the incurrence of exploration expense set out in Subsection 4.1(b), the Back In Right shall be exercised and the Optionor will, subject to the Underlying G&Q Royalty and the Underlying Entre Mares Royalty, own 51% of the right, title and interest in and to the Property, free and clear of all liens, charges and other encumbrances of any kind whatsoever and the Optionee will own 49% of the right, title and interest in and to the Property, free and clear of all liens, charges and other encumbrances of any kind whatsoever.

6.

TRANSFER OF TITLE

6.1

Upon completion of the exercise of the Option, the Optionor, will deliver to the Optionee, or its designee, a duly executed transfer in registrable form of 60% right, title and interest in and to the Property in favour of the Optionee or its designee which the Optionee or its designee will be entitled to register against title to the Property.

6.2

Subject to the performance of the obligations set out in Section 6.1, upon completion of the exercise of the Back In Right, the Optionee or its designee, will deliver to the Optionors, or its designee, a duly executed transfer in registrable form of 11% right, title and interest in and to the Property in favour of the Optionor or its designee which the Optionor or its designee will be entitled to register against title to the Property.

7.

OTHER ACQUISITIONS – AREA OF INFLUENCE

7.1

The parties agree that a 100% interest in any and all mineral interests staked, located, granted or acquired by or on behalf of any the Optionors or on behalf of the Optionee during the term of the Option and the Back In Right which are located wholly or partially within five miles of the Property (the “Area of Influence”) shall, at the option of the other party, will form part of the Property and be subject to the terms of the Option and the Back In Right provided that if such mineral interests are acquired by the Optionee, then the Optionor will first be required to reimburse the Optionee for its acquisition costs.

8.

OPTION ONLY

8.1

Except for making the payment set out in Subsection 3.1(a) of this Agreement, which is a commitment of the Optionee the Optionee is not obliged to make any payment of money to the Optionors, issue and deliver any shares in the capital of the Optionee or incur exploration expense on the Property.

8.2

Subject to Section 8.1, the Optionors hereby agree that the Optionee may terminate the Option at any time and the Optionee hereby agrees that, upon any termination of the Option by it, the Property will be unencumbered with respect to any exploration work conducted on the Claims by the Optionee or any of its employees, agents or contractors and in good standing in the event that the Optionee terminates the Option, the Optionee will ensure that the Claims will be unencumbered with respect to any exploration work conducted on the Claims by the Optionee or any of its employees, agents or contractors.  Upon termination the Optionee shall have no further obligations to incur exploration expenditures on the Property.

9.

JOINT VENTURE

9.1

In the event that either:

(a)

the Optionee exercises the Option and the Optionors fail to elect to attempt to exercise the Back In Right;

(b)

the Optionee exercises the Option and the Optionor elects to proceed to attempt to exercise the Back In Right and does exercise the Back In Right; or

(c)

the Optionee exercises the Option and the Optionor elects to attempt to exercise the Back In Right but fails to exercise the Back In Right,

then, the Optionors and the Optionee will enter into a joint venture for the further exploration and development of the Property and all operations shall be conducted as a joint venture in accordance with a Joint Venture Agreement the salient provisions of which are set forth in Schedule “B”.  The establishment of the Joint Venture Agreement and the assignment of interests in the Property in accordance with the terms of this Agreement shall be effected in the manner as may be determined by the Optionors and the Optionee to be the most advantageous having regard to the mining and taxation laws applicable at that time.

10.

RIGHT OF ENTRY

10.1

During the currency of this Agreement, the Optionee, its employees, agents and independent contractors, will have the sole and exclusive right to:

(a)

enter upon the Property;

(b)

have exclusive and quiet possession thereof,

(c)

do such prospecting, exploration, development or other mining work thereon and thereunder as the Optionee in its sole discretion may consider advisable; and

(d)

bring and erect upon the Property such facilities as the Optionee may consider advisable.

11.

COVENANTS OF THE OPTIONORS

11.1

During the currency of this Agreement the Optionors will:

(a)

not do any act or thing which would or might in any way adversely affect the rights of the Optionee hereunder;

(b)

make available to the Optionee and its representatives all records and files in the possession of the Optionors relating to the Property and permit the Optionee and its representatives at its own expense to take abstracts therefrom and make copies thereof;

(c)

promptly provide the Optionee with any and all notices and correspondence received by the Optionors from government agencies in respect of the Property;

(d)

keep the Underlying Geominas and Quimicos Option Agreement in good standing;

(e)

forthwith cause the transfer the title to those Underlying G&Q Concessions not presently registered in the name of Optionor Sub-Exmingua, to the Optionor Sub-Exmingua;

(f)

keep the Underlying Entre Mares Option Agreement in good standing;

(g)

upon the payment of $250,000 to either of the Optionor or Entre Mares, cause the full exercise of the Underlying Entre Mares Option and then cause the transfer of the title to the Underlying Entre Mares Concessions to the Optionor Sub-Exmingua, it being agreed that the Optionor may first transfer the title to Optionor Sub-Weltern and then immediately thereafter to Optionor Sub-Exmingua;

(h)

promptly advise the Optionee in the event there is a default by the Optionor Sub-Weltern in the Underlying Entre Mares Option Agreement;

(i)

if there is a default or imminent potential default of the Optionor Sub-Weltern under the Underlying Entre Mares Option Agreement, to allow the Optionee to make such payment or do such thing, as to ensure that the rights of the Optionee are not adversely affected by such default;

(j)

prior to the exercise by the Optionee of the Option hereunder, exercise the Underlying Entre Mares Option; and

(k)

pay all taxes and assessments required to maintain the Property in good standing during the term of the Option and during the term of the Back In Right.

12.

COVENANTS OF THE OPTIONEE

12.1

During the currency of this Agreement, the Optionee will:

(a)

keep the Property free and clear of all liens, charges and encumbrances arising from its operations hereunder;

(b)

permit the Optionors, or their representatives duly authorized by it in writing, at their own risk and expense, access to the Property at all reasonable times and to all records prepared by the Optionee in connection with work done on or with respect to the Property;

(c)

conduct all work on or with respect to the Property in a careful and minerlike manner and in compliance with all applicable Federal, State and local laws, rules, orders and regulations, and indemnify and save the Optionors harmless from any and all claims, suits, actions made or brought against it as a result of work done by the Optionee on or with respect to the Property; and

(d)

not do any act or omit to do any act so as to cause the Optionors to be or become in default under the Underlying Entre Mares Option Agreement.

13.

REGISTRATION OF AGREEMENT

13.1

Notwithstanding any term of this Agreement, the Optionee will have the right at any time to register this Agreement or a Memorandum thereof against title to the Property, subject to the laws of Guatemala.

14.

DISPOSITION OF PROPERTY

14.1

Subject to Subsection 14.2, the Optionee may at any time sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement.

14.2

In the event that the Optionee intends to sell, transfer or otherwise dispose of all of its interest in and to the Property and this Agreement, it will first:

(a)

if any consent is required under the Underlying Entre Mares Option Agreement, then ensure such consent is obtained to the proposed transfer; and

(b)

if required under the terms of the Underlying Entre Mares Option Agreement, have the proposed transferee covenant to and agree to be bound by the Underlying Entre Mares Option Agreement.

15.

CONFIDENTIAL NATURE OF INFORMATION

15.1

The parties agree that all information obtained from the work carried out hereunder and under the operation of this Agreement will be the exclusive property of the parties and will not be used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority having jurisdiction, or with the written consent of both parties, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, it is understood and agreed that a party will not be liable to the other party for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such party has taken reasonable steps to ensure the preservation of the confidential nature of such information.

16.

FURTHER ASSURANCES

16.1

The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

17.

NOTICE

17.1

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or the same or by mailing the same by prepaid registered or certified mail in each case addressed as provided in page 1 of this Agreement.

17.2

Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the tenth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

17.3

Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

18.

HEADINGS

18.1

The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

19.

DEFAULT

19.1

If any party (a "Defaulting Party") is in default of any requirement herein set forth (including any provision of Subsection 3.1 of this Agreement), the party affected by such default will give written notice to the defaulting Party specifying the default and the Defaulting Party will not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected party the Defaulting Party has not cured the default by the appropriate performance and if the Defaulting Party fails within such period to cure any such default, the affected party will be entitled to seek any remedy it may have on account of such default.

20.

PAYMENT

20.1

All references to monies hereunder will be in United States funds except where otherwise designated.  All payments to be made to any party hereunder will be either wired to the bank account of the intended party or mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks as such party may designate from time to time by written notice.  Said bank or banks will be deemed the agent of the designating party for the purpose of receiving, collecting and receiving such payment.

21.

ENUREMENT

21.1

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

22.

TERMS

22.1

The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia and the applicable laws of Guatemala relating to real property.

23.

FORCE MAJEURE

23.1

No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

23.2

All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in Subsection 23.1.

23.3

A party relying on the provisions of Subsection 23.1 will take all reasonable steps to eliminate an Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

24.

ENTIRE AGREEMENT

24.1

This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations.

25.

TIME OF ESSENCE

25.1

Time will be of the essence in this Agreement.

26.

EXECUTION OF AGREEMENT

26.1

This Agreement may be signed in counterpart and by fax.

RADIUS GOLD INC.	) )
)
Per:	)
)
Signature of Authorized Signatory	)

)
Name of Authorized Signatory	)

EXPLORACIONES MINERAS DE GUATEMALA SOCIEDAD ANONIMA	) )
)
Per:	)
)
Signature of Authorized Signatory	)

)
Name of Authorized Signatory	)

WELTERN RESOURCES CORP.	) )
)
Per:	)
)
Signature of Authorized Signatory	)

)
Name of Authorized Signatory	)

FORTUNA VENTURES INC.	) )
)
Per:	)
)
Signature of Authorized Signatory	)

)
Name of Authorized Signatory	)

Schedule “A-1”

This is Schedule "A-1" to the Option Agreement dated December 1, 2004 between Radius Gold Inc., Exploraciones Mineras de Guatemala Sociedad Anonima and Weltern Resources Corp., as Optionors and Fortuna Ventures Inc., as Optionee

The Underlying G&Q Concessions

	Concession Name	Registered Holder	Concession ID Number	Area (hectares)	Date of Grant	Scheduled Expiry Date
1	Unidad Tipo	Exmingua, S.A.	LEXR-418	1900.00	June 6, 2000	June 5, 2005, with option for one extension of two years
2	Santa Margarita	Geominas, S.A.	LEXR-461	300.00 (area covered by application for extension)	Nov. 22, 2000	Nov 21, 2005 (extension application has been filed for a two year extension and decision is pending)
3	Tizate	Geominas, S.A.	LEXR-598	165.00	Nov. 1, 2002	Oct. 31, 2005, with option for two extensions of two years each
4	Carlos Antonio	Geominas, S.A.	LEXR-559	458.00	Nov. 12, 2002	Nov. 11, 2005, with option for two extensions of two years each
5	El Injerto	Exmingua, S.A.	LEXR-657	100.00	Nov. 1, 2002	Oct. 31, 2005, with option for two extensions of two years each

Schedule “A-2”

This is Schedule "A-2" to the Option Agreement dated December 1, 2004 between Radius Gold Inc., Exploraciones Mineras de Guatemala Sociedad Anonima and Weltern Resources Corp., as Optionors and Fortuna Ventures Inc., as Optionee

The Underlying Entre Mares Concessions

	Concession Name	Registered Holder	Concession ID Number	Area (hectares)	Date of Grant	Scheduled Expiry Date
1	Progreso II	Entre Mares, S.A.	LEXR-784	8000.00	Nov. 5, 2003	Nov. 4, 2006 with option for two extensions of two years each
2	Progreso III	Entre Mares, S.A	LEXR-783	9415.80	Dec. 11, 2003	Dec. 10, 2006 with option for two extensions of two years each
3	Progreso IV	Entre Mares, S.A	LEXR-780	2898.30	Dec. 11, 2003	Dec. 10, 2006 with option for two extensions of two years each
4	Progreso V	Entre Mares, S.A	LEXR-785	9996.28	Feb. 20, 2004	Feb. 19, 2007 with option for two extensions of two years each
5	Progreso VI	Entre Mares, S.A	LEXR-782	9979.75	Nov. 7, 2003	Nov. 6, 2006 with option for two extensions of two years each
6	Progreso VII	Entre Mares, S.A	LEXR-788	3762.20	Nov. 7, 2003	Nov. 6, 2006 with option for two extensions of two years each

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Schedule “A-3”

This is Schedule "A-3" to the Option Agreement dated December 1, 2004 between Radius Gold Inc., Exploraciones Mineras de Guatemala Sociedad Anonima and Weltern Resources Corp., as Optionors and Fortuna Ventures Inc., as Optionee

The Presently Owned Concessions

	Concession Name	Registered Holder	Concession ID Number	Area (hectares)	Date of Grant	Scheduled Expiry Date
1	La Laguna	Exmingua, S.A.	LEXR-674	275.00	Oct. 30, 2002	Oct. 29, 2005 with option for two extensions of two years each
2	Cipres I-A	Exmingua, S.A.	LEXR-710	9950.00	Jan. 28, 2003	Jan. 27, 2006 with option for two extensions of two years each

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Schedule “B”

This is Schedule "B" to the Option Agreement dated December 1, 2004 between Radius Gold Inc., Exploraciones Mineras de Guatemala Sociedad Anonima and Weltern Resources Corp., as Optionors and Fortuna Ventures Inc., as Optionee

MINIMUM TERMS OF JOINT VENTURE

The Joint Venture Agreement will contain the following minimum terms together with such other terms and conditions as the respective counsel for the parties may reasonably request in order that the affairs of the Optionor and the Optionee (the "Participants") in respect of the Property may be reasonably carried out as a joint venture operation (the “Joint Venture”):

1.

On either of the following:

(a)

the Optionee having exercised the Option and the Optionors having failed to elect to attempt to exercise the Back In Right;

(b)

the Optionee having exercised the Option and the Optionor elects to proceed to attempt to exercise the Back In Right but fails to exercise the Back In Option; or

(c)

the Optionee exercises the Option and the Optionor elects to exercise the Back In Right but fails to exercise the Back In Right,

the Optionors and the Optionee will enter into a Joint Venture.

2.

The date that the Optionee has exercised the Option in full and the Optionors having failed to elect to attempt to exercise the Back In Right, the Optionor will a 40% participating interest and the Optionee will hold a 60% participating interest in the Joint Venture (the "Proportionate Interests").

3.

The date that the Optionee has exercised the Option in full and the Optionor has elected to attempt to exercise the Back In Right but fails to exercise the Back In Right, the Proportionate Interests of the Optionor and the Optionee will be 40% and 60% respectively.

4.

In each of the cases in Section 3 and 4 above, the deemed dollar value of the Participating Interests will be as follows:

Participant	Proportionate Interest	Deemed Dollar Value of Participating Interest
The Optionor	40%	US $2,666,666 (deemed)
The Optionee	60%	US $4,000,000 (deemed)
Totals	100%	US $6,666,666 (deemed)

5.

The date that the Optionee exercises the Option and the Optionor elects to attempt to exercise the Back In Right and does exercise the Back In Right in full, the Proportionate Interests of the Optionor and the Optionee will be 51% and 49% respectively and the deemed dollar value of the Participating Interests will be as follows:

Participant	Proportionate Interest	Deemed Dollar Value of Participating Interest
The Optionor	51%	US $4,080,000 (deemed)
The Optionee	49%	US $3,920,000 (deemed)
Totals	100%	US $8,000,000

6.

The parties agree that if the Optionee arranges an agreement with a major company to participate in the Joint Venture, then each of the Optionor and the Optionee will contribute pro rata from their Proportionate Interest to the major company.

7.

The objectives of the Joint Venture will be to further explore and, if feasible, to place the Property or some part thereof into Commercial Production;

8.

The affairs of the Joint Venture will be governed by the direction and control of a management committee (the "Management Committee") to be composed of one representative and one alternate from each of the Participants, with decisions of the Management Committee to be determined by a majority of the percentage interests in the Property as voted by the representatives, except that if there is a deadlock, the deciding vote will be cast by the Operator;

9.

Any decision to place the Property into Commercial Production is to be based on a bankable feasibility study approved by the Management Committee;

10.

The Optionee will initially act as the Operator of the Joint Venture, subject to the budget and programmes which when duly approved by the parties under the Joint Venture shall be “Approved Programme and Budget” as determined by the Management Committee and will have such other powers and duties as required to carry out that function.  If the Optionee's interest falls below 50%, then the Optionor may request a change of Operator.  The Operator will be paid a fee as follows:

(a)

following formation of a Joint Venture between the Participants but prior to the Commencement of Commercial Production, 10% of all exploration expenditures except in the case of exploration expenditures under a single contract in excess of $100,000 in which case the fee will be 2% of those expenditures; and

(b)

after the commencement of Commercial Production, 3% of all development and production expenditures except in the case of development and production expenditures under a single contract in excess of $100,000 in which case the fee will be 2% of such development and production expenditures;

11.

The joint operations under the Joint Venture will commence automatically on the date of the Exercise, whether or not a formal joint venture agreement has been entered into.  The Management Committee will hold its first joint venture meeting within 60 days of the Exercise, and the parties agree to have a formal joint venture agreement finalized within 190 days of the dates set out in Sections 2, 3 and 5 above.

12.

Each Participant is entitled to elect to participate, in proportion to its interest (“Proportionate Share”), the exploration, development, and mining operation of the Property subject to the following:

(a)

If Participant elects not to contribute its share of costs and the other Participant elects to contribute to the shortfall which has been created thereby, the interests of the Participants shall be adjusted so that each Participant holds an interest which is proportionate to its contribution to the total exploration, development and mining operation costs.  If a Participant permits its interest to be reduced to 10% or less, then that Participant shall be deemed to have withdrawn from the Joint Venture and its interest will be converted to a 2% Net Smelter Returns Royalty; and

(b)

If a Participant elects not to contribute its share of costs, or elects to contribute less than its agreed upon share of costs, and the other Participant is unwilling or unable to contribute to the shortfall which has been created thereby, that Participant may elect to continue with the programme based on its proportionate share of costs, and the interests of the Participants shall be adjusted so that each Participant holds an interest which is proportionate to its contribution to the total exploration costs.  If a Participant permits its interest to be reduced to 10% or less, then that Participant shall be deemed to have withdrawn from the Joint Venture and its interest will be converted to a 2% Net Smelter Returns Royalty.

13.

A Participant contributing its Proportionate Share of mine costs is entitled to receive, in kind, its proportionate share of any minerals produced from a mine on the property and to separately dispose of the same;

14.

Each Participant will have a right of first refusal for sixty days in respect of the other Participant wishing to dispose all or a part of its Proportionate Share in the Joint Venture; and

15.

If a Participant defaults in paying its share of expenditures related to an Approved Programme and Budget in which it elected to participate, the non-defaulting Participant shall apprise the defaulting Participant of the default whereupon the defaulting Participant shall have 30 days to pay the moneys owed. If, after receiving the notice and opportunity to cure the default of the moneys remaining unpaid, the defaulting Participant's interest will be reduced according to the following formula:

Divide the sum of:

(i)

the agreed value of the Participant's Initial Contribution (which is to be the Deemed Dollar Value of Participating Interest, as set out above);

(ii)

the total of all of the Participant's contribution under the Joint Venture; and

(iii)

the amount, if any, the Participant elects to contribute and does contribute (including such amount paid on account of default of another Participant) to the adopted Approved Programme and Budget;

by the sum of (i), (ii), and (iii) for all Participants; and Multiply the result by 100.